UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 10, 2013

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 8.01	OTHER EVENTS.

On May 10, 2013, AmTrust Financial Services, Inc. (the "Company") announced the results of the special meeting of members of Mutual Insurers Holding Company ("MIHC") held that morning where the members approved, among other matters, the conversion of MIHC from a mutual holding company to stock form. In addition, the Company completed its offering of shares of its common stock for cash on a subscription basis to certain of the MIHC members and to directors, officers and employees of MIHC and its subsidiaries. The Company received subscriptions for $472,421. The Company sold the shares at a purchase price of $26.17 per share, which represented a 20% discount to the volume-weighted average trading price of a share of its common stock, as reported on the NASDAQ Global Select Market, for the 10-day period ending Thursday, May 9, 2013, which was $32.7094. The Company will issue 18,052 shares of its common stock to subscribers in the offering upon the effectiveness of MIHC's amended and restated certificate of incorporation, which is to be filed with the Delaware Secretary of State on May 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	May 10, 2013

/s/ Stephen Ungar
Stephen Ungar
Secretary